EXHIBIT INDEX


EXHIBIT A:
   ATTACHMENT TO ITEM 77B:   ACCOUNTANT'S REPORT ON INTERNAL CONTROL

EXHIBIT B:
   ATTACHMENT TO ITEM 771:   TERMS OF NEW OR AMENDED SECURITIES

EXHIBIT C:
   ATTACHMENT TO ITEM 77Q1: (A),(D) AND (E)
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EXHIBIT A:


Report of Independent Accountants

To the Board of Directors of The RBB Fund, Inc.:

In planning and performing our audit of the financial statements and financial highlights of The RBB Fund, Inc. (comprising, respectively, Money Market, Municipal Money Market, Government Obligations Money Market, New York Municipal Money Market, Government Securities, BEA International Equity, BEA Emerging Markets Equity, BEA High Yield, BEA Strategic Global Fixed Income, BEA Municipal Bond Fund, BEA U.S. Core Equity, BEA U.S. Core Fixed Income, BEA Global Telecommunications, BEA Select Economic Value Equity, BEA Long-Short Market Neutral, n/i Micro Cap, n/i Growth, n/i Growth & Value, n/i Larger Cap Value, Boston Partners Large Cap Value, Boston Partners Bond, Boston Partners Micro Cap Value and Boston Partners Mid Cap Value Portfolios) for the year (or period) ended August 31, 1998, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and financial highlights and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of The RBB Fund, Inc. is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements and financial highlights for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal controls, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by errors or fraud in amounts that would be material in relation to the financial statements and financial highlights being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including control activities for safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 1998.

This report is intended solely for the information and use of management, the Board of Directors of The RBB Fund, Inc., and the Securities and Exchange Commission.

PricewaterhouseCoopers LLP
October 22, 1998



EXHIBIT B:

SUB-ITEM 77l:   Terms of new or amended securities
   Articles Supplementary to the Charter (filed June 26, 1998).



EXHIBIT C:

SUB-ITEM 77Q1: Exhibits

77Q1(a):

Articles Supplementary to the Charter (filed June 26, 1998).

77Q1(d):

Prospectuses and Statements of Additional Information that have been filed for the six month period ended 8/31/98:

The BEA Long-Short Market Neutral and BEA Long-Short Equity Funds' Prospectus and Statement of Additional Information (Advisor & Institutional) dated June 24, 1998 are incorporated herein by reference to Post-Effective Amendment No. 53 to the Registrant's Registration Statement (33-20827) filed on April 10, 1998.

The Boston Partners Micro Cap Value Fund's (Institutional) Prospectus and Statement of Additional Information dated July 1, 1998 are incorporated herein by reference to Post-Effective Amendment No. 54 to the Registrant's Registration Statement (33-20827) filed on April 17, 1998.

The BEA Select Economic Value Equity Fund's (Advisor & Institutional) Prospectus and Statement of Additional Information dated July 13, 1998 are incorporated herein by reference to Post-Effective Amendment No. 55 to the Registrant's Registration Statement (33-20827) filed on April 28, 1998.

77Q1(e):

Investment Advisory Agreements for:

Form of BEA Long-Short Market Neutral and BEA Long-Short Equity Funds are incorporated herein by reference to Post-Effective Amendment No. 53 to the Registrant's Registration Statement (33-20827) filed on April 10, 1998;

Boston Partners Micro Cap Value Fund dated July 1, 1998 will be filed in Post-Effective Amendment No. 60 to the Registrant's Registration Statement (33-20827) on October 30, 1998 and

Form of BEA Select Economic Value Equity Fund is incorporated herein by reference to Post-Effective Amendment No. 55 to the Registrant's Registration Statement (33-20827) filed on April 28, 1998.